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                       PALISADE CAPITAL MANAGEMENT, L.L.C.

                                 CODE OF ETHICS



NOVEMBER 26, 2001

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                                 CODE OF ETHICS

                                TABLE OF CONTENTS

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         SUBJECT                                       PAGE
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
Statement of General Principles                         3
Covered Persons                                         4
Restricted Accounts                                     5
Securities Covered                                      7
Restricted Activities                                   8
Outside Business Activities                            10
Reporting Requirements                                 10
Review of Reports                                      11
Sanctions                                              11
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Companion Policies:  See Employee Trading Policy, Supervisory Procedure
                     Memorandum, and Allocation of Trading Opportunities and Procedures Regarding the Allocation of Private Transactions


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STATEMENT OF GENERAL PRINCIPLES


- All Covered Persons shall conduct their personal investment activities in a manner consistent with the following general fiduciary principles:

         1. At all times place the interests of the clients of Palisade Capital Management, L.L.C., ("PCM") first.

         2. Covered Persons may not use material non-public information to benefit themselves or others, including clients.

         3. All personal securities transactions shall be conducted so as to avoid any actual or potential conflict of interest or any abuse of a position of trust or responsibility.

         4. Covered Persons should not take inappropriate advantage of their positions.

- These general principles will be applied to every transaction covered by this Code of Ethics in order to maintain high standards of conduct and the confidence of our clients. Consequently, mere technical compliance with the rules and guidelines contained herein may nonetheless require compliance personnel to take action where they perceive even an appearance of improper conduct.

- Clients include every organization or individual advised by PCM other than investment vehicles in which employees or its affiliates have a significant ownership interest.


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                                COVERED PERSONS


-        PORTFOLIO MANAGERS of each discretionary client.

- INVESTMENT PERSONNEL - traders, consultants, analysts, Portfolio Managers and all other employees.

-        ACCESS PERSONS

         -        All officers of PCM

         -        All officers of Palisade Capital Securities, L.L.C., ("PCS").

         - All employees who make, participate in or obtain information regarding the purchase or sale of securities.

         - Natural persons in control of any discretionary account who obtain information regarding investment recommendations.

         -        All Portfolio Managers and Investment Personnel.

ACCESS PERSONS INCLUDE ALL EMPLOYEES OF PCM AND PCS.
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                              RESTRICTED ACCOUNTS


THE FOLLOWING ACCOUNTS OF COVERED PERSONS ARE RESTRICTED:

1.       Personal accounts of all Covered Persons.

2. Any account in which a Covered Person has any "direct or indirect beneficial interest":

         -        Account in which s/he is a beneficiary

         - Account held by an "immediate family member" if: (1) the member lives in the same house or (2) the member is financially supported by the Covered Person

         - Immediate family members include any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, as well as adoptive relationships

         -        Account from which s/he derives an indirect pecuniary interest

                  Examples:

                  A. A general partner's proportionate interest in the portfolio securities held by the general or limited partnership, to the extent of the greater of the partner's capital account or interest in the profits of the partnership.

                  B. A person's right to a dividend that is separated or separable from the underlying securities.

3. Any account of non-clients that that s/he manages (including, in certain circumstances, acting as trustee) or to whom s/he gives investment or voting advice.


4. An account for certain trusts in which a Covered Person has an interest.

         Examples:

         A. Trust in which a Covered Person acts as a trustee and in which s/he or an immediate family member is a beneficiary. The trust rule does not require


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                  that the family member reside in the Covered Person's
                  household; the family relationship itself is sufficient.

         B. Trust in which a Covered Person acts as a trustee and receives a performance-based fee other than: (a) an asset-based fee or
                  (b) a fee which is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or the trustee's overall performance over a period of a year or more.

5. Any investment partnership or similar entity where one or more Covered Persons and/or one or more members of a Covered Person's immediate family have a substantial proportionate economic interest in the vehicle (generally 10% of the equity in a vehicle in which only one Covered Person has an interest and 25% of the equity in a vehicle in which more than one Covered Person has an interest; the threshold may be higher for a "start-up" vehicle, depending upon the circumstances).


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                               SECURITIES COVERED


TYPES OF SECURITIES COVERED

-        Equity and Debt Securities.

-        Currency, options, futures and derivative investments.

- Includes "related" securities such as warrants, options, and convertible securities.

- Portfolio Managers and Access Persons: shares of a mutual fund managed by him/her or with which s/he is associated (e.g., as a research analyst or portfolio manager assistant).


TYPES OF SECURITIES NOT COVERED

-        U.S. government securities.

-        Commercial paper.

-        Bank Certificates of deposit.

-        Banker's acceptances.

- Open-end registered investment companies (for all persons other than, with respect to any discretionary account, that account's Portfolio Managers and Access Persons associated with those particular Portfolio Managers).


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                             RESTRICTED ACTIVITIES

-     PORTFOLIO MANAGERS AND ACCESS PERSONS:

         BLACK-OUT PERIOD-A security may not be purchased for 3 days after it has been purchased for client accounts or a purchase program has been completed. Securities recommended for client accounts may not be sold for employee accounts until all client sales are completed; except such securities may be sold for tax purposes on the fourth Monday of December each year. If the fourth Monday of December is not a trading day for securities exchanges, the permitted selling day will be the next trading day immediately following. All sales permitted for tax purposes are subject to all other restrictions and approval requirements.

         1.       NO FRONT-RUNNING. No purchases or sales if the security

                  (a) is being considered for purchase or sale by a client or

                  (b)      is being purchased by a client.

         2. FAILURE TO DISCLOSE INTEREST. No transaction can be recommended to any client without disclosing


                  (a) any interest held by the recommending Covered Person in the security or the issuer or

                  (b) any contemplated transaction in such securities by such person.

         3. NO SIDE-BY-SIDE TRADING. Purchases by access persons will not be executed until three days after all client orders have been executed or withdrawn. Sales by access persons in recommended securities will not be executed until all client sales have been executed.

         4. NO TRADING FOR 48 HOURS after a change to the Recommended List has been made.

         5.       NO IPO INVESTMENTS.

         6.       NO INVESTMENT IN "HOT ISSUE" SECURITIES.


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         7.       PRIVATE PLACEMENTS.

                  (a)      PRIOR APPROVAL

                           No investment in a Private Placement may be effected unless the investment is preapproved by the Compliance Officer or Steven E. Berman or his designee(s). Final approval is subject to review by the Investment Committee.

                           The prior approval will take into account, among other factors:

                           (i) whether the investment opportunity should be reserved for a Client and

                           (ii) whether the opportunity is being offered to the Access Person by virtue of his or her position with PCM or PCS.

                  (b)      STANDARDS FOR APPROVAL

                           The Access Person must demonstrate that:

                           (i) the investment is not currently appropriate for any Client,

                           (ii) it is highly unlikely that the investment will be appropriate for any Client in the future and

                           (iii) the investment is not being offered to the Access Person because of his or her position with PCM or PCS.

                  (c)      SALE OF A PRIVATE PLACEMENT

                           The sale of a security acquired in a Private
                           Placement must be pre-approved in the manner described above.

                  (d)      DOCUMENTATION OF PRIOR APPROVALS

                           All prior approvals of transactions in Private Placements will be documented in writing, along with the rationale supporting it.

         7. NO SHORT-TERM TRADING. Profits on securities (or related securities) held for less than 60 calendar days must be disgorged.

         8. NO GIFTS OR OTHER PREFERENTIAL TREATMENT (except those of DE MINIMIS value). See also PCM Gift Policy.


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         9.       NO DIRECTORSHIPS OF PUBLICLY TRADED COMPANIES unless
                  preapproved in writing by the Compliance Department based upon a determination that such service would be consistent with client interests.

         10. NO INVESTMENTS IN OPTIONS, other than covered calls on securities or security indices. Covered calls must still receive the prior approval of the Compliance Officer or Steven
                  E. Berman or his designee(s). Options trading is subject to the 60 calendar day period in #7 above.


         OUTSIDE BUSINESS ACTIVITIES

         - The principal objective of PCM is to serve the interests of, and discharge its obligations to, its clients. Accordingly, no employee of PCM shall be employed by, or accept compensation from, any other person as a result of any business activity, other than a passive investment, outside the scope of his or her relationship with PCM unless prior written approval is obtained from the Compliance Department.


         REPORTING REQUIREMENTS

         ALL ACCESS PERSONS MUST PRE-CLEAR ALL TRADES. THERE IS NO DE MINIMIS EXCEPTION TO THIS RULE.

         - A completed trade ticket must be approved by a member of the Compliance department prior to the execution of the trade.

         -        All trades must be done through the PCS trading Desk.

         - Quarterly reports or duplicate copies of all confirmations of all personal securities transactions and periodic statements must be sent to the Compliance Department. Quarterly reports are not required if all required information is contained in duplicate statements forwarded directly to PCM.

         - Access persons must disclose all securities holdings upon hiring and then annually.

         - Covered Persons must certify annually that they have read and understand the Code of Ethics and that they have complied with its terms during the prior year. Covered persons must also complete annually an Attestation Memo disclosing their brokerage accounts, and a Report of Outside Business Activities.


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         REVIEW OF REPORTS

         - The Compliance Officer or Steven E. Berman or his designee(s) will review all reports.


         SANCTIONS

         - Sanctions for noncompliance with this Code may include, among other things, censure, suspension or termination of employment and disgorgement of profits and reversal of the subject transaction.



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